U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 3. To Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLAREMONT TECHNOLOGIES CORP.

(Name of Small Business Issuer in its charter)

NEVADA

(State or jurisdiction of incorporation or organization)

7372

(Primary Standard Industrial Classification Code Number)

98-0338263

(I.R.S. Employer Identification No.)

Suite 1250, 800 West Pender Street

Vancouver, British Columbia V6C 2V6.

(604) 880-5555

(Address and telephone number of principal executive offices)

Suite 1250, 800 West Pender Street

Vancouver, British Columbia V6C 2V6.

(Address of principal place of business or intended principal place of business)

Michael A. Cane

2300 West Sahara Avenue

Suite 500 - Box 18

Las Vegas, NV 89102

(702) 312-6255

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as is practicable following filing with the Securities and Exchange Commission.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. N/A

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. N/A

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Title of each Class of Securities To be Registered	Dollar Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	3,100,000	$0.20	$620,000	$163.68

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Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based on the price of the last private offering under Regulation S.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Claremont Technologies shareholders may not sell these securities until the registration statements filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prior to this registration, there has been no public market for the shares of Common. See RISK FACTORS and DESCRIPTION OF SECURITIES. There can be no assurances that an active trading market will continue in the future.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6-12

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE DILUTION AND RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Shares offered in this Prospectus are being offered by the Security shareholders identified on page 13.

Claremont Technologies is a development stage company, and if only a portion of the amount necessary to continue its operations are not raised, Claremont will not have enough money to develop its business plan, and the continuation of its business will be in jeopardy.

The Penny Stock Reform Act (Securities Exchange Act Section 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. Claremont's stock will be considered a penny stock under said Act. Since Claremont's stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Claremont's stock.

THIRD AMENDED SELLING STOCKHOLDERS' PROSPECTUS

CLAREMONT TECHNOLOGIES CORP.

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Securities Being Offered	Up to 3,100,000 shares of common stock, .001 par value. The offering price will be determined by market factors and the independent decisions of the selling shareholders.
Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued	5,100,000 shares of common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

</table>

Use of Proceeds Claremont Technologies will not receive any proceeds from the sale of the common stock by the selling shareholders.

The information in this prospectus is not complete and may be changed. Claremont Technologies may not sell these securities until the registration statements filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prior to this registration, there has been no public market for the shares of Common. See RISK FACTORS and DESCRIPTION OF SECURITIES. There can be no assurances that an active trading market will continue in the future. Additionally, Claremont Technologies is still required to maintain certain minimum criteria, of which there can be no assurance (See RISK FACTORS, Page 6).

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE DILUTION AND RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Shares offered in this Prospectus are being offered by the Security shareholders listed under SELLING SECURITY HOLDERS, Page 13 below.

Item in Form SB-2 Prospectus/Proxy Caption

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Dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION AND RISK FACTORS.

Prospectus Summary. The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

The selling shareholders named in this prospectus are offering all of Claremont Technologies shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private offerings that were relied upon as being exempt from registration under the US securities laws.

Claremont Technologies common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6-12.

SUMMARY

Claremont Technologies Corp.

Claremont Technologies was incorporated on September 14, 1999 under the laws of the state of Nevada.

The principal offices are located at Suite 1250, 800 West Pender Street, Vancouver, British Columbia V6C 2V6.

The business plan is to develop software programs designed to assist people and organizations in building a group in interconnected computers (a network) that can share information wirelessly. Claremont Technologies plan to develop a software system will allow these people to build a network such as a Local Area Network (LANs), as found in most office environments and Wide Area Networks (WANs), as used in connecting distant offices and workers. These software products will replace a number of costly hardware devices and work in conjunction with a number of other wireless related devices. The computer software will be located in the existing central computers (servers) of a client's network and will manage communications transmitted by dedicated wireless signal transmission/reception equipment.

Although specialized transmission/reception equipment is required, the cost savings found in removing network wiring hardware proves the Claremont Technologies to be cost effective. Wireless network technology of this nature offers cost reduction, increased mobility and allows more diversity in allowing other technologies to be introduced to the network. IT can also be upgraded and serviceable from the Claremont Offices. The software is designed to be strong enough and expects to have enough functionality to allow clients to offer their customer's access to the Internet from the home using wireless technology thereby creating new revenue sources.

Once Claremont Technologies has completed development of its computer software, Internet web site (www.claremonttechnologies.com) and marketing materials, it plans to market its key software package (named The Clear Switch Software Suite) to small and medium sized business with emphasis on functional differences from competitors offering similar software packages. Although there are several competitors in this sector, Claremont Technologies believes that market demand and the functional sophistication of its planned product will ensure its success.

The primary source of targeted revenues will be from set-up licensing agreements with clients for use of the software, and licensing of subsequent releases of software upgrades. Claremont Technologies plans to develop an Internet web site (www.claremonttechnologies.com ), which is intended to be used to market its computer software products. This internet based marketing campaign will support a traditional advertising and marketing campaign using advertisements in trade magazines; appearance at trades shows and a well designed brochure for interpersonal relations.

Claremont Technologies acquired the rights to develop the Clear Switch software package on August 20, 2000 from Southern Palm Development Corp.

Claremont Technologies has only recently commenced the development of the Clear Switch software and has yet to earn any revenues. The Clear Switch software has completed the preliminary design stage and is now in the detailed design (architectural design) stage of development including writing project management plans. Claremont Technologies have not yet started the actual programming of the Clear Switch software The software is not ready for commercial use or sale.

Claremont Technologies has started preliminary development of its web site. Claremont Technologies has completed initial architectural designs for the web site, but has not yet constructed the final web site, other than to post basic information regarding Claremont Technologies on the web site Accordingly, the business operations are in the start-up phase.

Claremont Technologies incurred a loss in the amount of $30,631 for our most recent fiscal year ended September 30, 2000. Claremont Technologies had an accumulated deficit of $68,708 as of March 31, 2000. Claremont Technologies had cash in the amount of $414 as of December 31, 2000. Claremont Technologies business plan calls for spending of approximately $900,000 over the next twelve-month period. Accordingly, Claremont Technologies do not have sufficient cash to proceed with our business plan at this time and will not be able to proceed with our business plan without additional financing.]

<table>
Securities Being Offered	Up to 3,100,000 shares of common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders
Minimum Number of Shares To Be Sold in This Offering	None.
Securities Issued And to be Issued	5,100,000 shares of common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	Claremont Technologies will not receive any proceeds from the sale of the common stock by the selling shareholders.

</table>

RISK FACTORS

An investment in Claremont Technologies common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings that may be made with the United States Securities and Exchange Commission in the future before investing in Claremont Technologies common stock. If any of the following risks occur, the business, operating results and financial condition could be seriously harmed. The trading price of the common stock could decline due to any of these risks, and you could lose all or part of your investment.

Risks Related to Our Industry

Based on history, sales, equity reserves and technological resources some of our competitors are significantly larger and more established.

Claremont Technologies will face competition from competitors who are presently engaged in the wireless systems market, ranging from large telecommunications companies and well-capitalized computer systems and communications companies to start-up companies focused on certain niches of the networking market. Many competitors are selling software products that perform similar functions to our proposed Clear Switch software. These competitors have completed development of their products and are presently marketing their products. Accordingly, many of these competitors have already established brand-recognition with consumers. We will attempt to compete against these competitors by developing the Clear Switch software to offer features and enhanced performance that exceed the features and performance offered by competing products. However, there is no assurance that the Clear Switch software will outperform competing products, or that competitors will not develop new or modified versions of their competing products whose performance equals or exceeds the performance of the Clear Switch software. In addition, we may face competition based on price. If our competitors lower the prices on their products, it may not be possible for us to market the Clear Switch software at a price that is economically viable. Increased competition could result in:

Lower than projected license fees from sales of our Clear Switch software;

Price reductions and lower profit margins;

Our inability to sell licenses for our Clear Switch software;

Our inability to develop and maintain the Clear Switch software with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Our software system is complex and may have errors or defects that could seriously harm our competitive positioning and customer acceptance.

Our software system is highly complex and is designed to be deployed in critical and often complex computer networks. Because of the nature of this service, Claremont Technologies can only fully test it when it is fully deployed in such networks with high traffic.

In the future, there may be additional errors and defects in our software that may adversely affect our service. If unable efficiently to fix errors or other problems that may be identified in the future, Claremont Technologies could experience:

. loss of or delay in revenue;

loss of customers;

. failure to attract new customers or achieve market acceptance;

diversion of development resources;

loss of reputation and credibility;

increased service costs; and

legal actions by our customers.

If we do not anticipate and meet specific customer requirements or respond to technological change our products could be perceived as outdated and poor.

The market for wireless tools infrastructure and its supporting services is characterized by rapid technological change, frequent new product introductions, and changes in customer requirements. Claremont Technologies may be unable to respond quickly or effectively to these developments. Our future success will depend to a substantial degree on our ability to offer services that incorporate leading technology, address the increasingly sophisticated and varied needs of our current and prospective customers and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis.

You should be aware that:

our technology or systems may become obsolete upon the introduction of alternative technologies;

we may not have sufficient resources to develop or acquire new technologies or to introduce new services capable of competing with future technologies or service offerings; and

the price of our services is likely to decline as rapidly as the cost of any competitive alternatives.

The development of new or enhanced services through technology development activities is a complex and uncertain process that requires the accurate anticipation of technological and market trends. Claremont Technologies may experience design, manufacturing, marketing and other difficulties that could delay or prevent the development, introduction or marketing of new services and enhancements. In addition, our inability to effectively manage the transition from older services to newer services could cause disruptions to customer orders and harm our business and prospects.

Risks associated with operating in international markets could restrict our ability to expand globally and harm our business and prospects.

Our product provides our clients with wireless systems management services and functionality that will be sold internationally. While the North America currently represents the majority of our projected revenues, Claremont Technologies expects the percentage of our international interaction to increase over time and expects to commit significant resources to expand our international management activities throughout year 2002 and 2003. However, we may not be able to successfully support our wireless systems management services and products internationally. We will conduct international support through local subsidiaries in the United Kingdom, Switzerland, Germany, the Netherlands, Japan, Malaysia and China and through distributor relationships with third parties in countries where we have no physical presence. Our failure to manage our international operations effectively could limit the future growth of our business, increase our costs (already estimated at $1,700,000 for the first year), lengthen our sales cycle and require significant management attention.

There are certain risks inherent in conducting our business internationally, such as:

changes in telecommunications regulatory requirements that may restrict our ability to deliver services to our international customers;

export restrictions, tariffs, differing regulatory regimes and other trade barriers that may impede us from adequately equipping our network facilities;

challenges in recruiting, retaining, and managing qualified staff who understand the highly technical aspects of our business that could hinder our ability to grow and compete;

differing technology standards across countries that may impede our ability to integrate our product offerings across international borders;

limited international collection experience in collecting accounts receivable in foreign jurisdictions;

political and economic instability that could lead to appropriation of our physical assets, impeding our ability to deliver our services to customers and harming our financial results;

protectionist laws and business practices favoring local competition that may give unequal bargaining leverage to key vendors in countries where competition is scarce, significantly increasing our operating costs;

increased expenses associated with marketing services in foreign countries;

potentially adverse tax consequences, including restrictions on the repatriation of earnings due to unfavorable changes in tax laws or our physical presence in foreign countries; and

the risks related to the recent global economic turbulence.

Any of these risks could harm our international operations. For example, some European countries already have laws and regulations related to content distributed on the Internet, and technologies used on the Internet that are more strict than those currently in force in the United States. Any or all of these factors could cause our business and prospects to suffer.

Based on existing and the planned growth of overhead, we must retain and expand a customer base or revenues will suffer dramatically.

We currently incur costs ($1,700,000 for the first 12 months) greater than revenues, and need to increase customer revenue to become profitable. Claremont Technologies will incur significant fixed costs to purchase and maintain our development and testing network. We also have payroll, contractor fees and other working capital needs. If unable to retain or grow our customer base, we will not be able to achieve the economies of scale necessary to offset our fixed and other operating costs. Our ability to attract new customers depends on a variety of factors, including:

the willingness of businesses to refine their network operations;

the reliability and cost-effectiveness of our services; and

our ability to effectively market such services.

To attract new customers Claremont Technologies intend to significantly increase our sales and marketing expenditures. However, our efforts might not result in more sales as a result of the following factors:

. we may be unsuccessful in implementing our marketing strategies;

. we may be unsuccessful in hiring a sufficient number of qualified sales and marketing personnel; and

. our marketing strategies may not result in increased sales.

Our software products and network infrastructure may be subject to failure or disruptions, which would seriously harm our business.

Our business is dependent on providing our customers with fast, efficient and reliable wireless systems management services. To meet these customer requirements we must protect our network infrastructure against damage from:

human error;

viruses

power loss;

sabotage or vandalism;

telecommunications failures; and

518:

similar events.

Despite precautions taken by us, the occurrence of a human error or other unanticipated problems in one or more of our software applications could result in service interruptions or significant damage to client relations.

We may be subject to legal claims and be liable for losses suffered by our customers for disruptions resulting from failures on our network. Our agreements with customers will generally attempt to eliminate our liability for consequential or punitive damages not caused by our gross negligence or willful acts. However, those provisions may not protect us from being held liable for such damages. If our disruption rate is high, clients may seek to terminate their contracts with us and our reputation could be harmed, which would materially harm our business.

If we are unable to contract and retain key personnel, we may not be able to develop our software

Our Business Plan calls for the development of programming code for the Clear Switch software and the development of our Internet portal web site. The completion of these tasks will require that we hire or engage qualified computer programmers and technical personnel who can develop the Clear Switch software as a marketable product. Once development of the product is completed, Claremont Technologies will require sales and marketing personnel with experience in the computer software and Internet industries that are capable of implementing a successful marketing plan for the Clear Switch software. These computer programmers, technical personnel and sales and marketing personnel with experience in the computer industry are in high demand and we may not be able to attract the staff we need at a cost that is within our operating budget. In addition, Claremont Technologies may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the computer and Internet industries.

If key management is not compensated for time dedicated to the project that contribution may not be present in the future resulting in failure to meet company goals.

Our officers and directors, Mr. John Morita and Mr. Brian Kejser, presently devote only a portion of their business time to the management of our business. There is no assurance that either Mr. Morita or Mr. Kejser will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If Mr. Morita and Mr. Kejser do not devote a sufficient amount of their business time to the management of our business, then our business may fail.

Because We Are A Development Stage Company, Our Business Has A High Risk Of Failure

As noted in our financial statements that are included with this prospectus, we are a development stage company that is currently developing a computer software product. These conditions, as indicated in the audit report of Morgan & Company, Chartered Accountants, raise substantial doubt as to our continuance as a going concern. To date, we have not completed the development of a viable software product and we can provide no assurance that the product we are currently developing will have a commercial application. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of the program and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete successful development of the program and attain profitable operations, then our business will fail.

Risks Related to our Company

If We Do Not Obtain Additional Financing, Our Product Development, Operations Development, Marketing and Sales Will Fail

As of March 31, 2001, we had cash in the amount of $10,583. Our business plan calls for significant expenses in connection with the development of our Clear Switch software expected to exceed $1,430,000 in the next twelve months. In addition, we anticipate that revenues from operations will not be realized until sometime after development of our Clear Switch software is complete. Accordingly, we will require additional financing in order to finance this development expense. We do not have any arrangements for financing, and we can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

Market conditions;

Investor acceptance of our business plan; and

Investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to develop and market our Clear Switch software, then we will not be able to achieve revenues and our business will fail.

Because We Have Only Recently Commenced Business Operations, We Face A High Risk of Developmental, Operational and Sales Failure

Claremont Technologies was incorporated in September, 1999. Claremont Technologies acquired the rights to develop the Clear Switch software in August 2000. We are presently in the process of commencing development of the computer software that will be required for us to complete our business plan. We have not yet earned any revenues and we will not be able to earn any revenues until development of our computer software and web site is complete. Accordingly, Claremont Technologies have no operating history from which investors can evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

Develop a functioning and marketable software product;

Develop a web site to market our computer software and wireless bridging solution management products and services once development is complete;

Successfully market our wireless bridging solution management products and services once development of our computer software and web site is complete;

Convince potential customers to use our wireless bridging solution management products and services;

Respond effectively to competitive pressures; and

Continue to develop and upgrade our computer software and web site once development is complete in order to remain competitive.

If we are unsuccessful in addressing these risks, our business will most likely fail.

Because We Have Only Recently Commenced Business Operations, We Expect to Incur Operating Losses For The Foreseeable Future

Claremont Technologies have never been profitable or made any income whatsoever. As of March 31, 2001, Claremont Technologies had an accumulated deficit of approximately $68,708. Prior to completion of our computer software, we anticipate that we will incur increased operating expenses without realizing any revenues from sales. We therefore expect to incur significant losses into the foreseeable future and recognize that if we are unable to generate significant revenues from our planned wireless bridging solution management products and services, Claremont Technologies will not be able to achieve profitability or continue operations.

Rapid growth in our business could cause a significant strain on our business in all areas of operations, sales and marketing.

The planned expansion of our operations will place a significant strain on our management, financial controls, operations systems, personnel and other resources. We expect that our customers increasingly will demand additional information and reports with respect to the services we provide. To handle these demands and enable future growth, we must develop and implement a very refined customer service system. In addition, if we are successful in implementing our marketing strategy, we also expect the demands on our network infrastructure and technical support resources to grow rapidly. We expect that these demands will require investments in our infrastructure, the addition of new management personnel, the development of additional expertise by existing management personnel and the establishment of long-term relationships with third-party service vendors. We may not be able to keep pace with such growth, successfully implement and maintain our operational and financial systems or successfully obtain, integrate and utilize the employees, facilities, third- party vendors and equipment, or management, operational and financial resources necessary to manage a developing and expanding business in our evolving and increasingly competitive industry. If we are unable to manage growth effectively, our business and financial results will suffer.

Risks Related to this Investment

Because A Small Group Of Existing Stockholders Own a Majority of Our Outstanding Common Stock, Investors May Find That Future Corporate Decisions Are Controlled By This Group

Our directors, executive officers and affiliates beneficially own approximately 39.2% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these stockholders may differ from the interests of the other stockholders.

If A Market For Our Common Stock Does Develop, Our Stock Price May Be Volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

Our ability to complete the development of the Clear Switch software;

Our ability to generate revenues from sales of the Clear Switch software and portal web site;

Our ability to generate brand recognition of the Clear Switch software and Internet portal web site and acceptance by consumers;

Increased competition from competitors who offer competing products; and

Our financial condition and results of our operations.

Further, if our common stock is traded on the OTC electronic bulletin board, our stock price may be adversely impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of Claremont Technologies common stock.

We can provide no assurance that Claremont Technologies common stock will be traded on the OTC electronic bulletin board.

If Our Stock Price Drops Significantly, We May Become Subject To Securities Litigation That Would Result In A Harmful Diversion Of Our Resources

In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has been brought against that company. Any litigation arising from the volatility in the price of our common stock could have a material adverse effect on our business, financial condition and results of operations.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. Claremont Technologies use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Claremont Technologies actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

Claremont Technologies will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Claremont Technologies will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See Plan of Distribution below.

DILUTION

The common stock be sold will be sold by current shareholders of the issue, and is not being sold by the Claremont Technologies, therefore no information is required under this item.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,100,000 shares of common stock offered through this prospectus. The shares include the following:

1. 3,000,000 shares of the Claremont Technologies's common stock that the selling shareholders acquired from the Claremont Technologies in an offering that was relied upon as being exempt from registration under Regulation S of the Securities Act of 1933, and completed on August 31, 2000;

2. 100,000 shares of Claremont Technologies common stock that the selling shareholders acquired from us in an offering that was relied upon as being exempt from registration under Regulation S of the Securities Act of 1933 and completed on September 26, 2000.

The following table provides as of May 10, 2001, information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4. the percentage owned by each; and

5. the identity of the beneficial holder of any entity that owns the shares.

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Name Of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
MARCO BABINI 2271 West 13th Avenue, Vancouver, BC, V6K 2S5	228,000	228,000	NIL	NIL
MARSHALL BERTRAM 15652 Aster Road, Surrey, BC V4A 1Y5	235,000	235,000	NIL	NIL
FRANK MACKAY #400, 73 Water Street Vancouver, BC V6G 1A1	205,000	205,000	NIL	NIL
WILLIAM CHANG 4275 Lancelot Drive, Richmond, BC V7C 4S4	232,000	232,000	NIL	NIL
INGRID FEDERATION 4524 Main Street Vancouver, BC V5V 3R5	218,000	218,000	NIL	NIL
RAMONA FEDERATION 475 West 41st Avenue Vancouver, BC V5Y 2S6	248,000	248,000	NIL	NIL
PABLO GUGLIELMETTI 9 de Julio 1885, 2000 Rosario, Santa Fe, Republica Argentina	242,000	242,000	NIL	NIL
MARLON MCLAIN 3252 West 1st Avenue, Vancouver, BC	230,000	230,000	NIL	NIL
SCOTT OPP 1039 Westmount Drive, Port Moody, BC V3H 1L1	215,000	215,000	NIL	NIL
MARK TODOROVIC 3250 West 1st Avenue, Vancouver, BC V6K 1H5	236,000	236,000	NIL	NIL
LANCE MORGINN P.O. Box 18008 2225 West 41st Avenue Vancouver, BC V6M 4L3	246,000	246,000	NIL	NIL
DON ROGELSTAD 1006 Ogden Street Coquitlam, BC V3C 3P1	240,000	240,000	NIL	NIL
TOM STOKES 216 1220 Falcon, Coquitlam, BC V3E 2E5	225,000	225,000	NIL	NIL
PENNY BERTRAM 15652 Aster Road, Surrey, BC V4A 7R6	5,000	5,000	NIL	NIL
JORDAN BUCK 11671 Astec Street Richmond, BC V6X 1H9	6,500	6,500	NIL	NIL
PAMELA BUCK 11671 Astec Street Richmond, BC V6X 1H9	5,500	5,500	NIL	NIL
ALBERT CHARRON13 23387 70A Avenue, Langley, BC V2Y 2J2	5,000	5,000	NIL	NIL
OMAR DAHLLA 10691 Bissett Drive, Richmond, BC V7A 4K8	3,500	3,500	NIL	NIL
DIANE EDEN 5718 132A Street, Surrey, BC	7,000	7,000	NIL	NIL
ANDREW EVANS 3937 West 36st Avenue Vancouver, BC V6N 2S7	7,500	7,500	NIL	NIL
WERNER HAGMAYER 12780 20a Ave. Surrey, BC Canada V4A 7R5	6,000	6,000	NIL	NIL
SARAH HOFMANN 11786 Alderwood Crescent Delta,BC, Canada V4E 3E6	1000	1000	NIL	NIL
GARRY MACKINNON 2189 Ocean Forest Dr. Surrey, BC, Canada	1500	1500	NIL	NIL
MICHELLE MACKINNON 2189 Ocean Forest Drive, Surrey, BC, Canada	2500	2500	NIL	NIL
JUDITH MASON 109-1770-128 St., Surrey, BC, Canada V4A 8V1	4500	4500	NIL	NIL
JOSHUA MORITA 5785 Agronomy Road, Vancouver, BC, Canada, V6T 1L9	5000	5000	NIL	NIL
KEN RALFS #42-3459 River Rd. W, Ladner, BC, Canada, V4K 4Y9	3000	3000	NIL	NIL
CHRISTINA ROBERTSON 13425 20A Ave., Surrey, BC, Canada, V4A 9N8	6000	6000	NIL	NIL
IRMI SCHOPE 12780-20th. Ave., Surrey, BC, Canada, V4A 7R6	7,500	7,500	NIL	NIL
DARREN SILVESTER #505-706 Queens Ave., New Westminster, BC, Canada.	5,000	5,000	NIL	NIL
GREG SMITH 5785Agronomy Road, Vancouver, BC, Canada, V6T 1L9	7,500	7,500	NIL	NIL
SHEILA TAIT 13008-13th Ave., White Rock, BC, Canada.	2,500	2,500	NIL	NIL
DWAYNE YARETZ 959 Homer, Vancouver, BC, Canada.	8,000	8,000	NIL	NIL

</table>

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,100,000 shares of common stock outstanding on May 1, 2001.

Other than Mrs. Christina Robertson, none of the selling shareholders or their beneficial owners:

has had a material relationship with Claremont Technologies, other than as a shareholder at any time within the past three years; or

has ever been an officer or director of Claremont Technologies or any of its predecessors or affiliates.

Mrs. Christina Robertson is the beneficial owner of Southern Palm Development Corp. The Claremont Technologies acquired the rights to develop the Clear Switch software from Southern Palm Development Corp. in consideration for a purchase price of $18,000. See below under Organization Within Last Five Years. Mrs. Robertson is the owner of 6,000 shares of the common stock.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;

2. In privately negotiated transactions;

3. Through the writing of options on the common stock;

4. In short sales; or

5. In any combination of these methods of distribution.

The sales price to the public may be:

1. The market price prevailing at the time of sale;

2. A price related to such prevailing market price; or

3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with Claremont Technologies. Such partners may, in turn, distribute such shares as described above. Claremont Technologies can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Claremont Technologies is bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with Claremont Technologies 's common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of Claremont Technologies securities or attempt to induce any person to purchase any of its securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

Claremont Technologies is not currently a party to any legal proceedings. Claremont Technologies 's agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Claremont Technologies 's executive officers and directors and their respective ages as of May 1,, 2001 are as follows:

Directors:

<table>

Name of Director	Age
John Morita	53
Brian Kejser	28

</table>

Executive Officers:

<table>
Name of Officer	Age	Office
John Morita	53	President and Chief Executive Officer
Brian Kejser	28	Secretary, Treasurer and Chief Financial Officer

</table>

Set forth below is a brief description of the background and business experience of each of the executive officers and directors for the past five years.

Mr. John Morita is president and chief executive officer and is a member of the board of directors. Mr. Morita was appointed to the board of directors and president and CEO on September 14, 1999. Mr. Morita is a certified general accountant and presently is a principal and senior officer of North American Mortgage Corporation, a private mortgage lending and real estate development company. He is also presently a principal and senior office of Biota Natural Products Inc. and Biota Control Inc., which are involved in the manufacture and distribution of fine chemicals. All companies are based in Vancouver, British Columbia.

Mr. Morita is a director of Clipclop.com, a company traded on the OTC Bulletin Board. Mr. Morita joined Clipclop.com in February , 1997, and served as a director until April, 2000. Mr. Morita Served as Chief Financial Officer and Secretary of Fortuna Resources Inc. from June, 1996, to March, 1998, and Morena Ventures Inc. from April, 1996, to March, 1998. Both companies trade on the Canadian Venture Exchange. Mr. Morita served as Controller and Manager of Investor Relations for Columbia Fuels Inc. from November, 1994, to March 1996, and a predecessor company, American Power and Waste Management Ltd. from March, 1994, to November, 1995.

Mr. Brian Kejser is the secretary, treasurer and chief financial officer and is a director of Claremont Technologies. Mr. Kejser was appointed to the board of directors on September 14, 1999. Mr. Kejser is a software and systems engineering consultant, and is currently employed by Data Bit Software Solutions Ltd. as a senior consultant and has held such position since June 1998. Data Bit Software Solutions Ltd. is in the business of data technology and computer application development services. Mr. Kejser was employed by Ames Safe Air Products from July, 1996 to May, 1998 as a software developer. Mr. Kejser received a Bachelors of Science degree from the University of British Columbia in May, 1996.

Employment Agreements

Both Mr. Morita and Mr. Kejer have signed employment agreements in which they have agreed that all proprietary information developed or produced while working for Claremont will be owned by Claremont. The agreements also provide that the employees will not compete with Claremont for a period of 1 year from the date they cease to be employed by Claremont, except as a passive investor in a publicly traded company. Copies of the employment agreements referred to herein are attached as an Exhibit to this filing.

Mr. Morita has also signed a consulting agreement, in which he agrees to exercise general direction and supervision over the business and financial affairs of Claremont, provide overall direction and to report to the Board of Directors regarding the progress of Claremont.

Term of Office

Directors are appointed for a one-year term to hold office until the next annual general meeting of shareholders, or until removed from office in accordance with company bylaws. Officers are appointed by the board of directors and hold office until removed by the board.

Significant Employees

Claremont Technologies has no significant employees other than the officers and directors described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Claremont Technologies to own more than 5% of the outstanding common stock as of May 1, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

<table>
Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	John Morita Director, President & Chief Executive Officer 145 West 44th Avenue Vancouver, BC V5Y 2V3	2,000,000 shares	39.2%
Common Stock	All Officers and Directors as a Group that consists of 1 persons.	2,000,000 shares	39.2%

</table>

The percent of class is based on 5,100,000 shares of common stock issued and outstanding as of May 1, 2001.

DESCRIPTION OF SECURITIES

General

The authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 1, 2001, there were 5,100,000 shares of common stock issued and outstanding that were held by approximately thirty-four (34) stockholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Claremont Technologies capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, of Las Vegas, Nevada, an independent legal counsel, has provided an opinion on the validity of Claremont Technologies common stock.

Morgan & Company, independent chartered accountants, British Columbia, audited financial statements and presented their report with respect to the audited financial statements. Morgan & Company report was given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As permitted by Nevada Statutes, Claremont Technologies may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Claremont Technologies directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Claremont Technologies pursuant to the foregoing provisions. Claremont Technologies have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Claremont Technologies will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. Claremont Technologies will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Claremont Technologies were incorporated on September 14, 1999 under the laws of the state of Nevada. Claremont Technologies acquired the rights to develop "Clear Switch" software on August 20, 2000 from Southern Palm Development Corp., in consideration for a purchase price of $18,000.

Mrs. Christina Robertson, one of Claremont Technologies shareholders, beneficially owns Southern Palm Development Corp.

Mr. John Morita, Claremont Technologies president and a director and chief executive officer, and Mr. Brian Kejser, the secretary and treasurer and a chief financial officer, have been the sole promoters since inception. Other than the purchase of their stock, neither Mr. Morita nor Mr. Kejser has entered into any agreement with us in whom he is to receive from us or provide to us any thing of value. Mr. Morita has acquired 2,000,000 shares of common stock at a price of $0.001 US per share. Mr. Morita paid a total purchase price of $2,000 for his shares. Mr. Morita purchased these shares effective August 4, 2000.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

As stated above, Claremont Technologies were incorporated on September 14, 1999 under the laws of the state of Nevada. Claremont Technologies was incorporated to facilitate the development and marketing of a software system it was negotiating the acquisition of with a third party. After the subsequent breakdown of those negotiations Claremont Technologies investigated and negotiated the acquisition of other software related products before acquiring rights to the Clear Switch Software Suite.

Claremont Technologies acquired the rights to develop "Clear Switch" software on August 20, 2000 from Southern Palm Development Corp., in consideration for a purchase price of $18,000.

BUSINESS OF ISSUER

The business plan is to develop software programs designed to assist people and organizations in building a group in interconnected computers (a network) that can share information wirelessly. Claremont Technologies plan to develop a software system will allow these people to build a network such as a Local Area Network (LANs), as found in most office environments and Wide Area Networks (WANs), as used in connecting distant offices and workers. These software products will replace a number of costly hardware devices and work in conjunction with a number of other wireless related devices. The computer software will be located in the existing central computers (servers) of a client's network and will manage communications transmitted by dedicated wireless signal transmission/reception equipment.

Although specialized transmission/reception equipment is required, the cost savings found in removing network-wiring hardware proves the Claremont Technologies to be cost effective. Wireless network technology of this nature offers cost reduction, increased mobility and allows more diversity in allowing other technologies to be introduced to the network. The Claremont Technologies software can also be upgraded and serviceable from the Claremont offices. The software is designed to be strong enough and expects to have enough functionality to allow clients to offer their customers access to the Internet from the home using wireless technology thereby creating new revenue sources.

Once Claremont Technologies has completed development of its computer software, Internet web site (www.claremonttechnologies.com) and marketing materials, it plans to market its key software package (named The Clear Switch Software Suite) to small and medium sized business with emphasis on functional differences from competitors offering similar software packages. The primary source of targeted revenues will be from set-up licensing agreements with clients for use of the software, client support/service agreements and licensing of subsequent releases of software upgrades. Claremont Technologies plans to develop an Internet web site (www.claremonttechnologies.com ), which is intended to be used to market its computer software products. This internet based marketing campaign will support a traditional advertising and marketing campaign using advertisements in trade magazines, appearance at trades shows and a well-designed brochure for interpersonal relations.

Claremont Technologies acquired the rights to develop the Clear Switch software package on August 20, 2000 from Southern Palm Development Corp.

Claremont Technologies has only recently commenced the development of the Clear Switch Software and has yet to earn any revenues. The Clear Switch Software has completed the preliminary design stage and is now in the detailed design (architectural design) stage of development including writing project management plans. This phase involves detailing the designing of the software creating documents not unlike detailed blueprints and construction parameters. Claremont Technologies have not yet started the actual programming of the Clear Switch software although a prototype of key functionality's can be demonstrated. The software is not ready for commercial use or sale.

Claremont Technologies has started preliminary development of its web site. Claremont Technologies have completed initial architectural designs for the web site but have not yet constructed the final web site, other than to post basic information regarding Claremont Technologies on the web site Accordingly, the business operations are in the start-up phase.

Industry Background

1. Internet Infrastructure Market

Major advances in wireless systems networking, computing and software have increased the number of value of communication tools. The Internet infrastructure market provides solutions for transporting data, voice, and video traffic across intranets, extranets, and the Internet. The market is characterized by rapid growth and converging technologies. The rapid adoption of new communication tools, combined with the significant expansion of the electronic marketplace for goods and services has resulted in a change in the way enterprises operate and interact with customers, suppliers, partners and employees.

2. Wireless Networking

Networking is a multi-billion dollar global market whose growth is spurred by the belief that the Internet is changing the way business is conducted. Networking comprises hardware and software solutions that link computer networks so that people have easy access to information without regard to differences in time, place or type of computer system. Enterprises in the networking market provide end-to-end networking solutions to help their customers improve productivity and gain a competitive advantage by providing a common technical architecture that allows network services to be consistently provided to all users on the network. Claremont Technologies Business Plan targets a small segment of this market, which emphasizes wireless networking and focuses on software solutions.

3. Claremont Technologies Market Opportunity

Claremont Technologies believe that there will be a strong demand among small and medium sized business that wish to utilize wireless networking products which enable businesses to use software licensed to them through their own computer servers. The more traditional networking solutions involve the purchase of computer hardware and licensing arrangements with suppliers of networking products.

Market for the Clear Switch Software

Claremont Technologies objective is to earn revenues from sales of licenses for the use of the Clear Switch software.

Claremont Technologies research conducted via management experience, comparisons with competitive products and first hand potential client interviews has led it to anticipate its potential customers. The most effective market defined is expected to be small to medium sized businesses with less than 250 employees that have a need to reduce overheads and increase the flexibility of their networks, as well. Due to the size of these organizations, this customer base generally have limited expertise in networking technology and will require products that are affordable and easy to install and use.

Claremont Technologies anticipate that the software will be purchased by:

small to medium sized enterprises that utilize any size of information technology system;

Internet marketing service providers;

electronic commerce users and facilitators;

website development businesses generating web traffic;

internet service providers

Business Plan for the Development of the Claremont Technologies Business

As stated above, Claremont Technologies were incorporated on September 14, 1999 under the laws of the state of Nevada. Claremont Technologies acquired the rights to develop "Clear Switch" software on August 20, 2000 from Southern Palm Development Corp., in consideration for a purchase price of $18,000.

In pursuing the goals of its business plan Claremont has divided its goals into three major categories. 1) Description of the Products, 2) Completing the development of the software suite and 3) marketing that suite of software as a revenue-generating product.

1)Description of the Products

The first stage in the Claremont Technologies business plan is to develop the Clear Switch software as a package that will be designed to enable users to monitor and manage data, voice, and video traffic across internal networks (LANs and WAN's) and the Internet by means of wireless networks. The software will facilitate the reduction of expensive computer hardware by optimizing the use of existing computer systems with only the additional of relatively small amounts of wireless hardware. Current wireless hardware and cost reduction hardware add-ons can both be integrated into the system.

A business can buy a Cisco Router for $10-18,000 to balance data traffic over their network systems. As an alternative, they could spend approximately $1000 for a license to use Claremont Technologies' software operating on a Server they already own. By doing so, they can obtain the Router benefits in addition to receiving all of the communication management features and capabilities built into The Clear Switch Software Suite that are not encompassed directly by buying a Cisco Router.

Visibility on the Internet is a principal component of the business plans of many companies especially those who are trying to conduct electronic commerce or other business via the Internet. Whether they are linked to e-commerce, or simply need to process large volumes of data, Claremont products will be attractive to organizations that will directly benefit from increasing their communication capacity, speed, flexibility and mobility, which means applying to a broad base of companies and businesses both new and established.

Claremont Technologies plan is to design the Clear Switch software with the following capabilities:

The Clear Switch software will operate on both Windows 95, Windows 98, Windows 2000 and Linex operating systems;

The Clear Switch software will be designed to provide wireless bridging and router solutions to remote Servers;

The Clear Switch software will facilitate the transmission of data, voice, and video traffic;

The Clear Switch software will provide network management and monitoring tools.

The Clear Switch Software Suite itself will be housed in the client's network. Claremont intends to develop a software system that will be easily loaded onto the networks in the clients' location. Once operational, dedicated software maintenance personnel (systems administrators) can monitor, change, troubleshoot and update the servers from Claremont via the Internet. The majority of the software on the computers will be Microsoft, Unix and C++ based. Specialized applications will also operate within the software such as Visual Basic Pro and a variety of security protocols.

The software suite will be composed of a number of software products that replicate the functionality of traditional networking hardware in a wireless environment making the step into a wireless network easier and more cost effective. By installing these products on a network all that is required are wireless signal transmitters and receivers, which in a more mobile world are cost effective.

The following are the stand-alone or integrated software applications offered in the Clear Switch Suite:

The Clear Switch Repeater

(Transparent repeater providing drop-off functionality at the point of presence with Data Encryption- 64 bit)

- A repeater is a network device that repeats a signal from one port onto the other ports to which it is connected. A repeater does not filter or interpret - it merely repeats a signal, passing all network traffic in all directions.

The Clear Switch Bridge

(Ethernet bridge suitable for LAN-to-LAN environments (wired/wireless)

Features:

Transparent bridging

Up to 2048 MAC addresses, stored in bridge table

A bridge can extend the maximum size of a network. It acts like a more sophisticated repeater where it is more selective in passing only those signals (or packets of information) targeted for a computer on the other side of a network. A bridge makes this determination because each device on the network is identified by a unique physical address. Bridges are suitable for relatively simple networks, but have certain limitations that become more significant in complex network situations.

The Clear Switch Routers

When a network grows to a certain size, the complexities of handling information become increased and surpass the capabilities of repeaters and bridges. Routers are more intelligent than bridges in that they organize the large network in terms of logical network segments. Not only do they build a table of network locations, but they also use algorithms to determine the most efficient path for sending a packet of information to any given network.

The Clear Switch Complex

A complex is similar to router in that it provides comparative functionality however the complex can aggregate numerous routers acting like a network hub.

Clear Switch Management tools

SoftHill Client provides remote monitoring, On-line module status monitoring, and Incoming and outgoing traffic statistics

SoftHill Server allows remote configuration and allows configures all available module parameters, TCP/IP configuration, static routing configuration and remote upgrade

1)Development of The Clear Switch Software Package

History of the Software Suite

Previous to the acquisition of the rights to develop the Clear Switch Software Suite, its inception was led by Southern Palm Development Corp. That firm defined the preliminary guidelines, business needs and viability model for the software. After developing a generalized description of what components would be included in the suite and some of their technical specifics the firm sold the rights to Claremont Technologies. Claremont Technologies then proceeded to refine the business need and the business case for the software. Enhanced technical requirements were developed and a process of updating the designs to reflect current technologies was completed.

Current Development

Management of Claremont Technologies has been progressing the development of the Clear Switch suite of software products since acquisition in August 2000 by evolving the design and project management plans for the software as well as sourcing appropriate developers, developing testing criteria and detailing enhanced functionality. The resultant documentation and some preliminary marketing materials are being used by management to perform initial business development tasks, such as communicating with potential partners, service providers, and distributors.

Claremont Technologies plan to hire a software development team on a contract basis that will be responsible for initial technical implementation and installation of the software. An internal project manager will be responsible for monitoring the progress and performance of the network development firm. After receipt of financing it is predicted that The Clear Switch Software will enter the beta phase within 1 year.

Exploration of the concept and analysis of the preliminary requirements for the development of the software conclude that the software will be developed on a network of computers within Claremont Technologies to ensure accurate and sufficient testing. The network will be required to have the power, flexibility experience, sophistication, and price point to perform the client based simulation functions within defined criteria.

Upon completion and testing of the initial software components they will be implemented in a series of trials with beta customers. After successful completion of a beta-testing program (approximately 4 months) the company will focus on partnering arrangements with key strategic alliances in the field of traditional and wireless networking.

This will involve working with the wireless LAN and WAN vendors to present a complementary and synergistic software with their product for easier and more comprehensive small business data traffic management - giving them a very attractive manufacturers discount to bundle Claremont Technologies products with theirs.

During the Software Development Phase, the Web Site, a customer support section in operations, and the sales and on-line ordering systems will be put in place and ramp up for operations on the release date taking place.

Claremont Technologies anticipate that upon development, it will have to continually upgrade and refine the Clear Switch software in order that the software:

evolves with the needs of the marketplace;

is able to operate on upgraded operating systems;

is competitive with products introduced by competitors.

1)Marketing of the Claremont Software Package

Claremont Technologies objective will be to commence marketing of the Clear Switch software upon completion of its development. Claremont Technologies marketing strategy is proposed to include two substantial elements, an internet based campaign and a traditional campaign:

Internet Marketing

Claremont Technologies plan to develop the web site at "www.claremontwireless.com" in order to market the Clear Switch software. Claremont Technologies will design the web site to provide customers with useful information about the products.

Search Engines Directories, Regional Indexes and Business Indexes

Claremont Technologies will seek to register and list our web addresses with search engines and directories such as Lycos, Yahoo, WebCrawler, and Infoseek. We may use service software such as submit.com to register our web site addresses with the most effective and efficient search engines. When registering Claremont Technologies plan to include keyword sensitive content referred to as metatags, or words that describe the content of the site, as well as titles to attempt to ensure that our domain name is listed prominently in the search results in most search returns. Claremont Technologies may also employ professional services to list our domain name with e-mail directories, business and regional indices and promotional sites.

Internet Advertising

Claremont Technologies plan to advertise online in order to create visibility for our content delivery and distribution services on the Internet. We plan to develop, purchase space and place banner ads with return linking to our site on industry related and high volume traffic sites such as yahoo.com, excite.com, and internet.com. These ads are expected to promote our online presence and help direct traffic to our web site. Claremont Technologies may employ online advertising networks and brokers such as webconnect.com to advise and guide us in the purchase of advertising space on appropriate sites. We also may submit our web site to rating services and web site contests with the objective of positioning our service as one of the best.

Mutual Links

For every search engine there are many special interest web sites dedicated to specific markets. Having a mutual link on a special interest site dedicated to our market would be beneficial as it has the potential to draw a large number of visitors and purchasers to our web site. Creating mutual links may be an effective means of marketing, as mutual links would enable us to target a very specific market. Claremont Technologies plan to select industry related and trade association websites and negotiate reciprocal linking to their web sites.

There are numerous service bureaus that are available to manage this mutual linking service, including World Banner Exchange, BannersXchange, and Traffic Exchange. For a nominal percentage, these providers will develop a profile of what Claremont Technologies intend to achieve with our advertising, what type of viewer we are interested in, and a respective budget. A banner program is then developed whereby banners on our web sites would be exchanged for banners on other sites that fit our intended marketing campaign.

Mailing lists

Claremont Technologies plan to participate in special interest mailing lists to gain visibility among a targeted audience and generate traffic for our web site. Special interest mailing lists are not direct mailing lists but rather they are similar to e-mail newsletters or on-going dialogues dedicated to special interests. E-mail messages would be sent to specific targeted mailing lists.

Use Net News Groups

Claremont Technologies plan to participate in industry related newsgroups to gain visibility and develop relationships with or targeted audiences. An Internet newsgroup is a place on the Internet where groups of people post and read messages on a particular topic. Newsgroups offer us a great deal of marketing leverage because their potential audiences include participants who are interested in related topics

Traditional Advertising

Claremont Technologies plan to engage the services of an advertising agency to create an advertising campaign for local and national television and radio. We plan to target shows such as the Internet specialty shows, media networks and certain sporting events as well as the business, and technology sectors. A well-designed brochure is integral to this plan.

Operations

Claremont Technologies has only recently commenced the development of the Clear Switch Software and has only just completed the preliminary design stage and is now in the detailed design (architectural design) stage of development including writing project management plans. Claremont Technologies have not yet started the actual programming of the Clear Switch software therefore the software is not ready for commercial use or sale.

Claremont Technologies has started preliminary development of its web site. Claremont Technologies have completed initial architectural designs for the web site but have not yet constructed the final web site. Claremont technologies have posted some basic information regarding the company on the web site Accordingly, the business operations are in the start-up phase.

The plan is to complete development of the web site once the development of the Clear Switch software has been completed and Claremont Technologies are ready to market the Clear Switch software.

Competition

Claremont Technologies expects to participate in a highly volatile industry characterized by vigorous competition for market share as well as rapid product and technology development and maturation. Although the infrastructure networking market is dominated by companies such as Cisco, Lucent and Nortel, Claremont Technologies believes it will be competing more directly with start-ups and young companies such as Corinex and Karlnet.

Claremont Technologies expects to compete with existing competitors both on the basis of price and brand recognition. Existing competitors who have already completed development of their software products may be able to market their competing products at lower prices than Claremont Technologies are able to market the Clear Switch software. In addition, existing competitors have developed brand recognition with consumers, thereby making it more difficult for the product to gain consumer acceptance. The presence of these and other established competitors could adversely affect its ability to successfully implement the business plan and achieve sales of the software. If Claremont Technologies are not successful in implementing the business plan, then the business may fail.

Claremont Technologies have limited financial, marketing, technical and other resources that are necessary to implement the business plan. Many of the current and potential competitors have significantly greater financial, marketing, technical and other resources than us. Competitors may be able to devote greater resources to the development, promotion and sale of competing software and web sites. In addition, our competitors may be able to offer the software Claremont Technologies are planning to develop at prices that are below the prices offered, or which may even be free.

Government Regulations

Claremont Technologies business plan is premised upon continued growth in the use of the Internet. It is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services which may slow the growth and development of the market for Internet commerce. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet and reduce reliance on products such as the Clear Switch Software, which may have a harmful effect on the business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet or wireless communications. However, the legal and regulatory environment that pertains to the Internet and the transmission of data with the use of wireless networks are uncertain and may change. New and existing laws may cover issues that include:

Changing of national and international standards, requirements and protocols;

Health risks associated with wireless transmissions;

User privacy;

Pricing controls;

Characteristics and quality of products and services;

Consumer protection;

Cross-border commerce;

Claims based on the nature and content of Internet materials.

These new laws may impact the ability to market and sell Clear Switch software in accordance with the business plan.

Claremont Technologies may have to qualify to do business in other jurisdictions. If Claremont Technologies make sales of the Clear Switch software, it is anticipated that sales and customers will be in multiple states and foreign countries. As customers may be resident in such states and foreign countries, such jurisdictions may claim that Claremont Technologies are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

Claremont Technologies are not aware of any environmental laws that may be applicable to the operation of the business.

Internal Operations

Claremont Technologies anticipate that it will build an internal application service provider infrastructure in order to support the marketing and support of the Clear Switch Software through the web site. In addition, a local area network (LAN) for computer and network operations are planned to be developed consisting of:

An internal computer network with a high speed internet connection;

Workstations for full-time and contract staff;

Testing software and a server for all systems;

Meeting rooms, sales materials and sales equipment; and

A response team for client support/training and product development.

Employees

Claremont Technologies presently have no full-time employees and two part-time employees. Part-time employees include Mr. John Morita, the president and chief executive officer, and Mr. Brian Kejser, the secretary, treasurer and chief financial officer. Claremont Technologies plan to conduct the business primarily through agreements with consultants and arms-length third parties.

Claremont Technologies anticipate that much of the development of the business is planned to be project based. Accordingly, management believes that hiring a number of fulltime internal people is not an effective use of resources. Claremont Technologies plan to limit full-time employment positions to:

Mr. John Morita, president and chief executive officer;

Mr. Brian Kejser, secretary, treasurer and chief financial officer;

A chief technical officer to oversee all technical issues;

A production manager to oversee the development of the software;

A development project manager to oversee the development of the web site portal;

An office manager to provide administration support;

A website/network administrator to run the website and computers; and

A marketing manager to oversee the marketing/advertising efforts.

Other part-time and contract people may be required to provide assistance to these roles.

Research and Development Expenditures

Claremont Technologies has not expended any money on research and development. Claremont Technologies has spent $15,000 on expenses associated with the acquisition of the rights to develop the Clear Switch software and the www.claremontwireless.com web site address.

Reports To Security Holders.

Claremont Technologies is not required to provide annual reports to security holders. After the registration of the shares to be sold by way of this prospectus, Claremont Technologies is expected to be fully reporting and intends to make available an annual report in the form of its report on Form 10-K, which will include audited financial statements.

Upon the effective date of this Form SB-2, Claremont Technologies will be subject to the reporting requirements of the Securities and Exchange Commission ("SEC") and plans to file reports including, but not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14.

The public may read and copy any materials Claremont Technologies files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the address of that since is http://www.sec.gov.

PLAN OF OPERATIONS

Claremont Technologies plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to obtaining financing for the development and marketing of the Clear Switch software and portal web site:

Hire key management personnel;

Complete the development of the Claremont Internet web site;

Complete the development of the Clear Switch Software Suite;

Commence marketing of the Clear Switch Software;

The anticipated cost and projected time to complete each of these elements of the plan of operations are discussed below:

Software Development

Claremont Technologies anticipate that the software development will be completed by November, 2001. Claremont Technologies anticipate that the development costs will be approximately $604,000 and will consist primarily of payments to consultants for programming and software development services. Claremont Technologies plan to hire an external software development firm to develop this software rather than complete development internally.

Management of Claremont Technologies has been progressing the development of the Clear Switch suite of software products since acquisition in August 2000 by evolving the design and project management plans for the software as well as sourcing appropriate developers, developing testing criteria and detailing enhanced functionality. The resultant documentation and some preliminary marketing materials are being used by management to perform initial business development tasks such as communicating with potential partners, service providers, and distributors.

Claremont Technologies plan to hire a software development team on a contract basis that will be responsible for initial technical implementation and installation of the software. An internal project manager will be responsible for monitoring the progress and performance of the network development firm. After receipt of financing it is predicted that The Clear Switch Software will enter the beta phase within 1 year.

Exploration of the concept and analysis of the preliminary requirements for the development of the software conclude that the software will be developed on a network of computers within Claremont Technologies to ensure accurate and sufficient testing. The network will be required to have the power, flexibility experience, sophistication, and price point to perform the client based simulation functions within defined criteria.

Upon completion and testing of the initial software components, they will be implemented in a series of trials with beta customers. After successful completion of a beta-testing program (approximately 4 months) the company will focus on partnering arrangements with key strategic alliances in the field of traditional and wireless networking.

This will involve working with the wireless LAN and WAN vendors to present a complementary and synergistic software with their product for easier and more comprehensive small business data traffic management - giving them a very attractive manufacturers discount to bundle Claremont Technologies products with theirs.

During the Software Development Phase, the Web Site, a customer support section in operations, and the sales and on-line ordering systems will be put in place and ramp up for operations on the release date taking place.

Claremont Technologies anticipate that upon development, it will have to continually upgrade and refine the Clear Switch software in order that the software:

evolves with the needs of the marketplace;

is able to operate on upgraded operating systems;

is competitive with products introduced by competitors.

Development of the Internet Portal Web Site

Claremont Technologies plan to commence development of the Internet portal web site slightly before completion of the computer software. It is anticipated that the web site will be fully operational by October, 2001. Claremont Technologies anticipate that the development expenses for this web site will be approximately $139,500.

Marketing

Claremont Technologies plan to undertake an advertising and marketing campaign once the development of the computer software and portal web site is complete. It is anticipated that initial marketing expenses for the first year will be approximately $141,000. Claremont Technologies anticipate that this marketing campaign would be designed by an outside marketing consulting firm.

Employees and Consultants

Claremont Technologies full-time employment positions will be limited to John Morita, the president, and a software development project manger, an office manager and a marketing manager. Claremont Technologies will contract with third party consultants for the development of the computer software and the Claremont Technologies website. An internal project manager will be responsible for monitoring the progress and performance of the software and web development firms.

ASDI Solutions Inc. and CBI Systems Inc. are the key firms in contention for the contract to perform the coding in the development of the Clear Switch Software Suite. The success candidate will be responsible for all hard coding (software engineering) of the product. This must meet all specifications as per provided by Claremont Technologies. This contractor will also conduct tests and provide all required documentation upon completion detailed work completed and recommended servicing techniques. A long-term service contract is in negotiation but it is hopeful the software development contractor is successful enough to be re- awarded the service contract.

The Company intends to use CBI Systems Integrators Inc. (http://www.cbi.bc.ca/) for web and Application Service Provider (ASP) hosting services. The tentative agreement the company has with CBI includes gateway access to the Internet, on-site hosting of the companies servers, and full internal internet connectivity.

Time Street Management and Cidero Media Inc. are in consideration for the website development contract

Claremont Technologies project that the cost of these employees and consultants over the next twelve months will total approximately $589,400.

Working Capital Requirements

In addition to the above expenses, Claremont Technologies will incur additional expenses on account of overhead and administrative requirements. These costs will include fees payable for professional legal and accounting services. Claremont Technologies anticipate spending approximately $66,800 on these expenditures over the next twelve months.

Commencement of Revenues

Claremont Technologies anticipate it will first achieve revenues in August 2001, provided that implementation of the plan of operations occurs within the anticipated timetable. As discussed below, Claremont Technologies presently do not have sufficient funds to complete the plan of operations and Claremont Technologies can provide no assurance that it will be able to complete the plan of operations.

Requirement of Financing to Implement the Business Plan

Claremont Technologies anticipate that it will be spending approximately $1,700,000 over the next twelve-month period in pursuing the stated plan of operations. Of these expenditures, Claremont Technologies anticipate that $743,500 will be spent in the next six months. The cash position as of September 30th, 2000 was $32,452. Accordingly, additional financing will be required in order to pursue the plan of operations and the business plan.

Claremont Technologies anticipate that if successful in completing a financing, the financing would be an equity financing through the sale of common stock. Claremont Technologies do not have any arrangement in place for any debt or equity financing. If successful in completing an equity financing, existing shareholders will experience dilution of their interest in the company. In the event Claremont Technologies are not successful in raising additional financing, it is anticipated that it will not be able to proceed with the business plan for the development and marketing of the Clear Switch software. Due to lack of operating history and present inability to generate revenues, there currently exists substantial doubt about the ability to continue as a going concern.

Claremont Technologies actual expenditures and business plan may differ from this plan of operations. Claremont Technologies board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.

It is anticipated that incurring continuing operating losses will occur for the foreseeable future. These expectations are based, in part, on the fact that substantial operating expenses will be incurred in completing the development of the software and website and do not anticipate earning any revenues until sometime next year. The future financial results are also uncertain due to a number of factors, some of which are outside company control. These factors include, but are not limited to:

the ability to develop a commercially marketable computer software program with the features and functionality sought by the potential customers;

the ability to successfully market the Clear Switch computer software to potential customers;

the introduction and availability of competing products by competitors.

Claremont Technologies believe the above discussion contains a number of forward-looking statements. The actual results and the actual plan of operations may differ materially from what is state d above. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the Internet business or general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

Claremont Technologies do not own or lease any real property. The principal executive offices are located in property rented at Suite 1250, 800 West Pender Street, Vancouver, British Columbia V6C 2V6. The telephone number is (604) 880-5555. Claremont Technologies pay for the office expenses at this location at a rate of $1000 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

Any of the directors or officers;

Any person proposed as a nominee for election as a director;

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to the outstanding shares of common stock;

Any of the promoters;

Any relative or spouse of any of the foregoing persons who has the same house as such person.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Claremont Technologies anticipate applying for trading of the common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, Claremont Technologies can provide no assurance that the shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of The Common Stock

As of the date of this registration statement, Claremont Technologies had thirty-four (34) registered shareholders.

Rule 144 Shares

A total of 2,000,000 shares of the common stock will be available for resale to the public after August 2, 2001 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of Claremont Technologies 's common stock then outstanding which, in case, will equal approximately 51,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of Claremont Technologies 's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Claremont Technologies.

Under Rule 144(k), a person who is not one of Claremont Technologies 's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, all of the 2,000,000 shares which may be sold pursuant to Rule 144 after August 2, 2001, are held by persons who are Claremont Technologies affiliates.

Stock Option Grants

To date, Claremont Technologies have not granted any stock options.

Registration Rights

Claremont Technologies have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in Claremont Technologies articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. Claremont Technologies would not be able to pay Claremont Technologies debts as they become due in the usual course of business; or

2. Claremont Technologies total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Claremont Technologies have not declared any dividends, and do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The has been no compensation awarded to, earned by, or paid to the executive officers by any person for services rendered in all capacities to us for the fiscal period ended May 1, 2001 However, John Morita has accumulated unpaid salary of $1,000 per month since October 1, 2000.

Stock Option Grants

Claremont Technologies did not grant any stock options to the executive officers during the most recent fiscal year ended September 30, 2000. Claremont Technologies have also not granted any stock options to the executive officers since September 30, 2000.

Employment Agreements

Claremont Technologies are a party to an executive consultant agreement with Mr. John Morita, the president, chief executive officer and a director dated October 1st, 2000. The executive consulting agreement has a term of one year. Mr. Morita provides his services to us on a part-time basis in consideration for a consulting fee equal to $1,000 per month. The consulting fee will increase to $5,000 per month in the event that aggregate financing is obtained in the amount of $1,500,000 during the term of the executive consulting agreement.

Claremont Technologies does not have an employment or consultant agreement with Mr. Brian Kejser, the secretary, treasurer, chief financial officer and a director. Claremont Technologies does not pay any consulting fee or salary to Mr. Kejser.

<table>
Name and principal position	Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/SARs	LTIP payouts	All other compensation
John Morita, President, CEO, Director	2000	7,000	0	0	0	0	0	0
Brian Kejser, Secretary, Treasurer, CFO	2000	0	0	0	0	0	0	0

</table>

FINANCIAL STATEMENTS

Index to Financial Statements attached hereto as an Exhibit:

1. Auditors' Report, period ending September 30, 2000;

2. Comments by Auditors for US Readers, period ending September 30, 2000;

3. Audited Financial Statements for the period ending September 30, 2000, including:

a. Balance Sheet

b. Statement of Changes in Shareholder Deficiency

c. Statement of Operations

d. Statement of Cash Flow

e. Summary of Significant Accounting Policies

f. Notes to Financial Statements

4. Financial Statements for period ended March 31, 2001, including

a. Balance Sheet

b. Statement of Operations and Deficit

c. Statement of Cash Flows

d. Statement of Changes in Stockholders' Equity

e. Notes to Financial Statements

CLAREMONT TECHNOLOGIES CORP

(A Development Stage Company)

FINANCIAL STATEMENTS

(Stated in U.S. Dollars)

AUDITORS' REPORT

To the Directors and Stockholders of

Claremont Technologies Corp

(A development stage company)

We have audited the balance sheets of Claremont Technologies Corp (a development stage company) as at September 30, 2000 and 1999, and the statements of operations and deficit, cash flows, and changes in stockholders equity for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States and Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well was evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2000 and 1999, and the results of its operations and cash flows, and changes in stockholders equity for the periods then ended in accordance with accounting principles generally accepted in the United States.

Vancouver, Canada

November 15, 2000 Chartered Accountants

Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Differences

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the stockholders, dated November 15, 2000, does not contain an explanatory paragraph as such an opinion would not be in accordance with Canadian reporting standards for auditors when significant uncertainties are adequately disclosed in the financial statements.

Vancouver, Canada

November 15, 2000 Chartered Accountants

CLAREMONT TECHNOLOGIES CORP

(A Development Stage Company)

BALANCE SHEET

(Stated in U.S. Dollars)

<table>
SEPTEMBER 30
	2000	1999

ASSETS

Current
Cash	$32,454	$-

LIABILITIES

Current
Accounts payable and accrued liabilities	$11,085	$-

STOCKHOLDERS' EQUITY

Share Capital
Authorized:
25,000,000 common shares with a par value of $0.001 each
Issued:
5,100,000 common shares	5,100	-

Additional Paid-In Capital	46,900	-

Deficit Accumulated During The Development Stage	(30,631)	-
	21,369	-

	$32,454	$-
</table> Approved by the Board of Directors:

CLAREMONT TECHNOLOGIES CORP

(A Development Stage Company)

STATEMENT OF OPERATIONS AND DEFICIT

(Stated in U.S. Dollars)

<table>
PERIOD FROM
INCEPTION ON
YEAR	SEPTEMBER 14
ENDED	1999 TO
SEPTEMBER 30	SEPTEMBER 30
2000	1999

Expenses
Consulting fees	$12,504	$-
Interest and bank charges	42	-
Professional fees	85	-
Computer software rights purchased	18,000
	30,631	-

Net Loss For The Period And Deficit, End Of Period	$(30,631)	$-

Basic Loss Per Share	$(0.04)	$-

Weighted Average Shares Outstanding	683,560	-

</table>

CLAREMONT TECHNOLOGIES CORP

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Stated in U.S. Dollars)

<table>
PERIOD FROM
INCEPTION ON
YEAR	SEPTEMBER 30
ENDED	1999 TO
SEPTEMBER 30	SEPTEMBER 30
2000	1999

Cash Flows From Operating Activities
Net loss for the period	$(30,631)	$-
Change in assets and liabilities:
Accounts payable	11,085	-
	(19,546)	-

Cash Flows From Financing Activity
Proceeds from issue of common shares	52,000	-

Increase In Cash During The Period And Cash, End Of Period	$32,454	$-

</table>

CLAREMONT TECHNOLOGIES CORP

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(Stated in U.S. Dollars)

<table>
NUMBER OF		ADDITIONAL	TOTAL
COMMON	par	PAID IN	ACCUMULATED	STOCKHOLDERS
SHARES	VALUE	CAPITAL	DEFICIT	EQUITY

Balance, September 30, 1999	-	$-	$-	$-	$-

Issue of common shares at $0.001 (issued August 2, 2000)	2,000,000	2,000	-	-	2,000

Issue of common shares at $0.01 (issued August 31, 2000)	3,000,000	3,000	27,000	-	30,000

Issue of common shares at $0.20 (issued September 26, 2000)	100,000	100	19,900	-	20,000

Net loss for the period	-	-	-	(30,631)	(30,631)

Balance, September 30, 2000	5,100,000	$5,100	$46,900	$(30,631)	$21,369

</table>

CLAREMONT TECHNOLOGIES CORP

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2000

(Stated in U.S. Dollars)

1. NATURE OF BUSINESS AND CONTINUED OPERATIONS

All financial information presented in these financial statements is expressed in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States.

Claremont Technologies Corp was incorporated on September 14, 1999 under the laws of the State of Nevada. The Company had no activities or any transactions from inception on September 14, 1999 to September 30, 1999. The Company is a development stage company that is currently developing an internet computer software program known as "Clear Switch". The "Clear Switch" computer software program will be designed to automate the process of submission of internet web page information to major internet search engines.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at September 30, 2000, the Company has recognized no revenue and has accumulated operating losses of $30,631 since its inception, has a working-capital of $21,369 and has a stockholders' equity of $21,369. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining long-term financing as well as achieving a profitable level of operations. Management plans to raise equity capital to finance the operations and capital requirements of the Company. It is management's intention to raise new equity financing of approximately $1,400,000 within the upcoming year. Amounts raised will be used to complete the development of the "Clear Switch" software, commence development of the Company's web site, undertake an advertising and marketing campaign and purchase of necessary equipment and supplies for the operation of the business. While the company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might arise from this uncertainty.

CLAREMONT TECHNOLOGIES CORP

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2000

(Stated in U.S. Dollars)

1.SIGNIFICANT ACCOUNTING POLICIES

a) Software Development

Under the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", issued by the Financial Accounting Standards Board, certain costs incurred in the internal development of computer software which is to be licensed to customers are capitalized. Amortization of capitalized software costs is provided upon commercial release of the products at the greater of the amount using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or, (ii) the straight-line method over the remaining estimated economic life of the product including the period being reported on.

Costs that are capitalized as part of internally developed software primarily include direct and indirect costs associated with payroll, computer time and allocable depreciation and other direct allocable costs, among others. All costs incurred prior to the establishment of technological feasibility are expensed as research and development costs during the periods in which they were incurred. The technological feasibility will be established when the Company has completed all planning, designing, coding and testing activities that are necessary to establish that the product can be produced to meet its design specifications. Capitalization stops when the product is available for general release. The amount by which unamortized software costs exceeds the net realizable value, if any, is recognized as expense in the period it is determined. The company will evaluate the net realizable value of capitalized computer software costs and intangible assets on an ongoing basis relying on a number of factors including operating results, business plans, budgets and economic projections.

Assets that are acquired for development activities that have an alternate future use will be capitalized.

b) Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's best estimates as additional information becomes available in the future.

CLAREMONT TECHNOLOGIES CORP

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2000

(Stated in U.S. Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

c) Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

d) Revenue Recognition

Since inception the Company has not generated any revenues and has not completed development of its software to the stage of determining how revenues will be generated from the software. The Company will recognize revenue related to software licenses and software maintenance in compliance with the American Institute of Certified Public Accountants Statement of Position No. 97-2, "Software Revenue Recognition".

It is anticipated that the Company will license software under non cancellable license agreements and provide maintenance services, consisting of product support services and periodic updates. License fee revenues will generally be recognized when a noncancellable license agreement has been signed, the software product has been shipped, there are no uncertainties surrounding product acceptance, there are no significant vendor obligation, the fees are fixed and determinable, and collection is considered probable. Revenues from maintenance agreements will be recognized ratably over the maintenance period. Revenue will be deferred for post contract support and other future deliverables, and will be recognized over the support period or as the elements of the agreement are delivered. For arrangements involving multiple elements, revenue will be allocated to the various elements based upon vendor specific objective evidence of fair value based upon determinations by management. If discounts are offered in these multiple element arrangements, a proportionate amount of the discount will be applied to each portion based upon the relative fair values of each portion without regard to the discount.

CLAREMONT TECHNOLOGIES CORP

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2000

(Stated in U.S. Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

e) Financial Instruments

The Company's financial instruments consist of cash and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

f) New Accounting Pronouncements

In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on January 1, 2000 to affect its financial statements.

g) Loss Per Share

Loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. There is no diluted loss per share because there are no common stock equivalents and in any event their effect would be anti-dilutive.

CLAREMONT TECHNOLOGIES CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2001

(Stated in U.S. Dollars)

CLAREMONT TECHNOLOGIES CORP.

(A Development Stage Company)

BALANCE SHEET

(Stated in U.S. Dollars)

<table>
MARCH 31	SEPTEMBER 30
2001	2000

ASSETS

Current
Cash	$10,583	$32,454

LIABILITIES

Current
Accounts payable and accrued liabilities	$5,196	$11,085
Loans payable	22,095	-
	27,291	11,085

STOCKHOLDERS' EQUITY

Share Capital
Authorized:
25,000,000 common shares with a par value of $0.001 each
Issued:
5,100,000 common shares	5,100	5,100

Additional Paid-In Capital	46,900	46,900

Deficit Accumulated During The Development Stage	(68,708)	(30,631)
	(16,708)	21,369

	$10,583	$32,454

</table>

CLAREMONT TECHNOLOGIES CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS AND DEFICIT

(Stated in U.S. Dollars)

<table>
PERIOD FROM
SIX	SIX	INCEPTION
MONTHS	MONTHS	SEPTEMBER 14
ENDED	ENDED	1999 TO
MARCH 31	MARCH 31	MARCH 31
2001	2000	2001

Expenses
Consulting fees	$14,200	$-	$26,704
Interest and bank charges	89	-	131
Professional fees	23,683	-	23,768
Computer software rights purchased	-	-	18,000
Regulatory and transfer agent	105	-	105

Net Loss For The Period	38,077	-	$68,708

Deficit Accumulated During The Development Stage, Beginning Of Period	30,631	-

Deficit Accumulated During The Development Stage, End Of Period	$68,708	$-

Net Loss Per Share	$(0.01)	$-

Weighted Average Shares Outstanding	5,100,000	-

</table>

CLAREMONT TECHNOLOGIES CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Stated in U.S. Dollars)

<table>
PERIOD FROM
SIX	SIX	INCEPTION
MONTHS	MONTHS	SEPTEMBER 14
ENDED	ENDED	1999 TO
MARCH 31	MARCH 31	MARCH 31
2001	2000	2001

Cash Flows From Operating Activities
Net loss for the period	$(38,077)	$-	$(68,708)
Change in assets and liabilities:
Accounts payable	(5,889)	-	5,196
	(43,966)	-	(63,512)

Cash Flows From Financing Activities
Proceeds from issue of common shares	-	-	52,000
Increase in loans payable	22,095	-	22,095
	22,095	-	74,095

(Decrease) Increase In Cash	(21,871)	-	10,583

Cash, Beginning Of Period	32,454	-	-

Cash, End Of Period	$10,583	$-	$10,583

</table>

CLAREMONT TECHNOLOGIES CORP.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(Stated in U.S. Dollars)

<table>
NUMBER OF		ADDITIONAL	TOTAL
COMMON	par	PAID IN	ACCUMULATED	STOCKHOLDERS
SHARES	VALUE	CAPITAL	DEFICIT	EQUITY

Balance, September 30, 1999	-	$-	$-	$-	$-
Issue of common shares at $0.001 (issued August 2, 2000)	2,000,000	2,000	-	-	2,000

Issue of common shares at $0.01 (issued August 31, 2000)	3,000,000	3,000	27,000	-	30,000

Issue of common shares at $0.20 (issued September 26, 2000)	100,000	100	19,900	-	20,000

Net loss for the period	-	-	-	(30,631)	(30,631)

Balance, September 30, 2000	5,100,000	5,100	46,900	(30,631)	21,369

Net loss for the period	-	-	-	(38,077)	(38,077)

Balance, March 31, 2001	5,100,000	$5,100	$46,900	$(68,708)	$(16,708)

</table>

CLAREMONT TECHNOLOGIES CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2001

(Stated in U.S. Dollars)

1. BASIS OF PRESENTATION

The financial statements as of March 31, 2001 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the September 30, 2000 audited financial statements and notes thereto.

1. NATURE OF BUSINESS AND CONTINUED OPERATIONS

All financial information presented in these financial statements is expressed in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States.

Claremont Technologies Corp was incorporated on September 14, 1999 under the laws of the State of Nevada. The Company had no activities or any transactions from inception on September 14, 1999 to August 2000. The Company is a development stage company that is currently developing an internet computer software program known as "Clear Switch". The "Clear Switch" computer software program will be designed to automate the process of submission of internet web page information to major internet search engines.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at March 31, 2001, the Company has recognized no revenue and has accumulated operating losses of $55,708 since its inception, has a working-capital deficit of $3,708 and has a stockholders' deficiency of $3,708. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and obtaining long-term financing as well as achieving a profitable level of operations. Management plans to raise equity capital to finance the operations and capital requirements of the Company. It is management's intention to raise new equity financing of approximately $1,400,000 within the upcoming year. Amounts raised will be used to complete the development of the "Clear Switch" software, commence development of the Company's web site, undertake an advertising and marketing campaign and purchase of necessary equipment and supplies for the operation of the business. While the company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

CLAREMONT TECHNOLOGIES CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2001

(Stated in U.S. Dollars)

2. NATURE OF BUSINESS AND CONTINUED OPERATIONS (Continued)

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might arise from this uncertainty.

2.SIGNIFICANT ACCOUNTING POLICIES

a) Software Development

Under the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", issued by the Financial Accounting Standards Board, certain costs incurred in the internal development of computer software which is to be licensed to customers are capitalized. Amortization of capitalized software costs is provided upon commercial release of the products at the greater of the amount using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or, (ii) the straight-line method over the remaining estimated economic life of the product including the period being reported on.

Costs that are capitalized as part of internally developed software primarily include direct and indirect costs associated with payroll, computer time and allocable depreciation and other direct allocable costs, among others. All costs incurred prior to the establishment of technological feasibility are expensed as research and development costs during the periods in which they were incurred. The technological feasibility will be established when the Company has completed all planning, designing, coding and testing activities that are necessary to establish that the product can be produced to meet its design specifications. Capitalization stops when the product is available for general release. The amount by which unamortized software costs exceeds the net realizable value, if any, is recognized as expense in the period it is determined. The company will evaluate the net realizable value of capitalized computer software costs and intangible assets on an ongoing basis relying on a number of factors including operating results, business plans, budgets and economic projections.

Assets that are acquired for development activities that have an alternate future use will be capitalized.

CLAREMONT TECHNOLOGIES CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2001

(Stated in U.S. Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

b) Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's best estimates as additional information becomes available in the future.

c) Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

d) Revenue Recognition

Since inception the Company has not generated any revenues and has not completed development of its software to the stage of determining how revenues will be generated from the software. The Company will recognize revenue related to software licenses and software maintenance in compliance with the American Institute of Certified Public Accountants Statement of Position No. 97-2, "Software Revenue Recognition".

It is anticipated that the Company will license software under non cancellable license agreements and provide maintenance services, consisting of product support services and periodic updates. License fee revenues will generally be recognized when a noncancellable license agreement has been signed, the software product has been shipped, there are no uncertainties surrounding product acceptance, there are no significant vendor obligation, the fees are fixed and determinable, and collection is considered probable. Revenues from maintenance agreements will be recognized ratably over the maintenance period. Revenue will be deferred for post contract support and other future deliverables, and will be recognized over the support period or as the elements of the agreement are delivered. For arrangements involving multiple elements, revenue will be allocated to the various elements based upon vendor specific objective evidence of fair value based upon determinations by management. If discounts are offered in these multiple element arrangements, a proportionate amount of the discount will be applied to each portion based upon the relative fair values of each portion without regard to the discount.

CLAREMONT TECHNOLOGIES CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2001

(Stated in U.S. Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

e) Financial Instruments

The Company's financial instruments consist of cash and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

f) New Accounting Pronouncements

In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on January 1, 2000 to affect its financial statements.

g) Loss Per Share

Loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. There is no diluted loss per share because there are no common stock equivalents and in any event their effect would be anti-dilutive.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Claremont Technologies have had no changes in or disagreements with the accountants.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Claremont Technologies officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. The Articles of Incorporation do not specifically limit the directors immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with Claremont Technologies or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Claremont Technologies bylaws provide that Claremont Technologies will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that Claremont Technologies may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that Claremont Technologies shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in Claremont Technologies sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Claremont Technologies bylaws provide that Claremont Technologies will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the Claremont Technologies as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Claremont Technologies bylaws provide that no advance shall be made by us to an officer of the Claremont Technologies, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Claremont Technologies.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

<table>
Securities and Exchange Commission registration fee	$200.00
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$200.00
Accounting fees and expenses	$4,000
Legal fees and expenses	$7,500
Blue Sky fees and expenses
Miscellaneous	$1,000
Total	12,900

</table>

Claremont Technologies are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Claremont Technologies issued 2,000,000 shares of common stock on August 4, 2000 to Mr. John Morita. Mr. Morita is a director of the Claremont Technologies. Mr. Morita is the president and chief executive officer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.001 per share, for total proceeds of $2,000. The 2,000,000 shares of common stock are restricted shares as defined in the Securities Act.

Claremont Technologies completed an offering of 3,000,000 shares of the common stock at a price of $0.01 per share to a total of 13 purchasers on August 31, 2000. The total amount received from this offering was $30,000. Claremont Technologies completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. Claremont Technologies did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Claremont Technologies completed an offering of 100,000 common shares at a price of $0.20 per share to a total of 20 purchasers pursuant to Regulation S of the Securities Act on September 26, 2000. The total proceeds realized from this offering were $20,000. Each purchaser represented that he was a non-U.S. person as defined in Regulation S. Claremont Technologies did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

<table>
EXHIBIT NUMBER	DESCRIPTION
2.1	Purchase Agreement
3.1	Articles of Incorporation
3.2	By-Laws and Amended By-Laws
5.2	Acquisition Agreement dated August 20, 2000 between Claremont Technologies and Southern Palm Development Corp.
10.1	Executive Consulting Agreement between Claremont Technologies and John Morita
23.1	Consent of Morgan & Company

</table>

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Claremont Technologies have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling person sin connection with the securities being registered, Claremont Technologies will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Claremont Technologies will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 16,, 2001.

CLAREMONT TECHNOLOGIES CORP.

By: /s/ John Morita

John Morita, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates stated.

By: /s/ John Morita

John Morita, President

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Morita, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

<table>
SIGNATURE	CAPACITY IN WHICH SIGNED	DATE
/s/ John Morita	President, Chief Executive Officer, Director	5/16/01
John Morita
/s/ Brian Kejser	Secretary, Treasurer, Chief Financial Officer, Director	5/16/01
Brian Kejser
/s/ Brian Kejser	Controller or Principal Accounting Officer	5/16/01
Brian Kejser

</table>